Exhibit 10.2

FIRST AMENDMENT TO OPERATING AGREEMENT OF

LEXINGTON ACQUIPORT COMPANY II, LLC

This FIRST AMENDMENT TO OPERATING AGREEMENT OF LEXINGTON ACQUIPORT COMPANY II, LLC (this “Amendment”) made as of November 10, 2006, by Lexington Corporate Properties Trust, a Maryland real estate investment trust , as a managing member (“LXP”), and The Comptroller of the State of New York, as Trustee of the Common Retirement Fund, as a non-managing member (the “Fund”). LXP and the Fund are sometimes individually referred to herein as a “Member” and collectively referred to herein as the “Members”. All capitalized terms used in this Amendment without definition shall have the respective meanings ascribed to them in the Agreement (as defined).

WHEREAS, LXP and the Fund entered into the Operating Agreement (the “Agreement”) of Lexington Acquiport Company II, LLC, a Delaware limited liability company (the “Company”), dated as of December 5, 2001;

WHEREAS, Section 12.12 of the Agreement provides that the Agreement may be amended only upon the written consent of all the Members; and

WHEREAS, LXP and the Fund, constituting all the Members of the Company, hereby desire to supplement and amend the Agreement as provided herein.

NOW, THEREFORE, the Members, in consideration of the covenants and agreements set forth herein, hereby amend the Agreement as follows.

1.             Additional Definitions. Section 1.1 of the Agreement is hereby modified and amended by inserting therein the following definitions in the appropriate alphabetical order:

“Acquiport Annual Plans” shall mean the Annual Plan and the Annual Plan as defined in the LAC I Operating Agreement.

2.             Amendment to Section 2.5 – Term. Section 2.5 of the Agreement is hereby amended by deleting it in its entirety and replacing it with:

Section 2.5        Term. The term of the Company shall commence on the date of this Agreement and shall continue in full force and effect until October 1, 2050, unless sooner terminated pursuant to the terms hereof. No Member may withdraw from the Company without the prior consent of the other Member, other than as expressly provided in this Agreement.

3.             Amendment to Section 3.8(a) – Maximum Debt. Section 3.8(a) of the Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

(a)           Maximum Debt. The total debt of the Company and LAC I at any time shall not exceed sixty-five percent (65%) of the market value of the assets of the Company and LAC I set forth in the current Acquiport Annual Plans (x) plus the capitalized cost of each asset acquired by the Company and LAC I since the ending date of the period covered by the current Acquiport Annual Plans and (y) minus the proceeds of any assets sold since the ending date of the period covered by the current Acquiport Annual Plans.

4.             Amendment to Section 9.1 – Dissolution. Section 9.1 of the Partnership Agreement is hereby amended by deleting it in its entirety and replacing it with:

Section 9.1        Dissolution. The Company shall dissolve and commence winding up and liquidating upon the first to occur of any of the following (collectively, the “Liquidating Events”):

(i)     the reduction to cash or cash equivalents (other than purchase money notes obtained by the Company from the sale of Tranche II Property) of the last remaining Tranche II Property;

(ii)    the agreement in writing by LXP and the Fund to dissolve the Company;

(iii)   the termination of the term of the Company pursuant to Section 2.5 hereof;

(iv)   the entry of a decree of judicial dissolution of the Company pursuant to Section 18-802 of the Act;

(v)    the election of the Fund to dissolve the Company pursuant to Section 8.3(d) hereof;

(vi)   the election of the Fund to dissolve the Company after December 5, 2011;

(vii)  all of the Tranche II Properties have been sold to one or the other Member pursuant to the exercise of the Buy/Sell as provided in Section 11.1 hereof;

(viii)  the Bankruptcy, insolvency, dissolution or withdrawal from the Company of LXP or the Fund, provided that the bankruptcy of LXP shall not constitute a Liquidating Event if the Company is continued pursuant to this Section 9.1; or

(ix)     the election of any Member to dissolve the Company after the breach by any other Member of any representation, warranty or covenant contained in this Agreement, which breach had or has a material adverse effect on the Company or such other Member, and, if capable of cure, is not cured within fifteen (15) days after notice thereof from such other Member.

The Members hereby agree that, notwithstanding any provision of the Act, the Company shall not dissolve prior to the occurrence of a Liquidating Event. Upon the occurrence of the events described in Section 9.1(v) or Section 9.1(viii) above (relating to the status of LXP), the Company shall not be dissolved or required to be wound up if within ninety (90) days after such

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event the Fund elects, in its sole and absolute discretion, to continue the business of the Company and to appoint, effective as of the date of such event, a successor Manager.

5.             Ratification and Confirmation of the Agreement; No Other Changes. Except as modified by this Amendment, the Agreement is hereby ratified and affirmed in all respects. Nothing herein shall be held to alter, vary or otherwise affect the terms, conditions and provision of the Partnership Agreement, other than as stated above.

6.             Further Assurances. Each of the parties hereto covenants and agrees to promptly take such action, and to cause such party’s affiliates to promptly take such action, as may be reasonably required to effectively carry out the intent and purposes of this Amendment.

7.             Governing Law. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without giving effect to the provisions, policies or principles thereof relating to choice or conflict of laws.

8.             Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature Page Follows]

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                IN WITNESS WHEREOF, this Amendment to the Agreement is executed effective as of the date first set forth above.

LXP, AS THE MANAGING MEMBER
LEXINGTON CORPORATE PROPERTIES TRUST By: /s/ T. Wilson Eglin Name: T. Wilson Eglin Title: Chief Executive Officer
THE FUND, AS A NON-MANAGING MEMBER
COMPTROLLER OF THE STATE OF NEW YORK, AS TRUSTEE OF THE COMMON RETIREMENT FUND By: /s/ David Loglisci Name: David Loglisci Title: Deputy Comptroller, Pension Investment and Cash Management